Second Quarter 2020 Earnings Presentation & Investor Overview May 2020

Cautionary Statements This presentation contains forward-looking statements that are subject to known and unknown risks and uncertainties, many of which are beyond our control. All statements other than statements of historical fact included in this presentation are forward-looking statements. Forward-looking statements appearing throughout this presentation include, without limitation, statements regarding our intentions, beliefs, assumptions or current expectations concerning, among other things, financial position; results of operations; cash flows; prospects; growth strategies or expectations; customer retention; the outcome (by judgment or settlement) and costs of legal, administrative or regulatory proceedings, investigations or inspections, including, without limitation, collective, representative or any other litigation; and the impact of prevailing economic conditions. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “plans,” “estimates,” “anticipates” and other comparable terms. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of the market in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this presentation. In addition, even if our results of operations, financial condition and cash flows, and the development of the market in which we operate, are consistent with the forward-looking statements contained in this presentation, those results or developments may not be indicative of results or developments in subsequent periods. A number of important factors, including, without limitation, the risks and uncertainties discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K and the Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission, could cause actual results and outcomes to differ materially from those reflected in the forward-looking statements. Because of these risks, we caution that you should not place undue reliance on any of our forward-looking statements. New risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us. Further, any forward- looking statement speaks only as of the date on which it is made. We undertake no obligation to revise the forward-looking statements in this presentation after the date of this presentation. Market data and industry information used throughout this presentation are based on management’s knowledge of the industry and the good faith estimates of management. We also relied, to the extent available, upon management’s review of independent industry surveys, forecasts and publications and other publicly available information prepared by a number of third party sources. All of the market data and industry information used in this presentation involves a number of assumptions and limitations which we believe to be reasonable, and you are cautioned not to give undue weight to such estimates. Although we believe that these sources are reliable, we cannot guarantee the accuracy or completeness of this information, and we have not independently verified this information. While we believe the estimated market position, market opportunity and market size information included in this presentation are generally reliable, such information, which is derived in part from management’s estimates and beliefs, is inherently uncertain and imprecise. Projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate are subject to a high degree of uncertainty and risk due to a variety of factors, including those described above. These and other factors could cause results to differ materially from those expressed in our estimates and beliefs and in the estimates prepared by independent parties. We present Adjusted EBITDA, Adjusted EBITDA margin (Adjusted EBITDA over Net Sales), Net debt (total debt less cash and cash equivalents), Adjusted Net Income Per Share, Free Cash Flow (cash flow from operating activities less capital expenditures) and Leverage ratio (net debt or total debt less cash and cash equivalents, over Adjusted EBITDA on trailing twelve month (“TTM”) basis) to help us describe our operating and financial performance. Adjusted EBITDA, Adjusted EBITDA margin, Net debt (total debt less cash and cash equivalents), Adjusted Net Income Per Share, Free Cash Flow, and Leverage ratio are non-GAAP financial measures commonly used in our industry and have certain limitations and should not be construed as alternatives to net income, net sales and other income data measures (as determined in accordance with generally accepted accounting principles in the United States, or GAAP), or as better indicators of operating performance. Adjusted EBITDA, Adjusted EBITDA margin, Net debt, Adjusted Net Income Per Share, Free Cash Flow and Leverage ratio, as defined by us may not be comparable to similar non-GAAP measures presented by other issuers. Our presentation of such measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. See the appendix to this presentation for a reconciliation of Adjusted EBITDA to net income, Adjusted EBITDA Margin, Adjusted Net Income Per Share to Net Income Per Share, net debt to total debt, Free Cash Flow and Leverage Ratio. Fiscal Periods - The Company has a fiscal year that ends on September 30th. It is the Company's practice to establish quarterly closings using a 4-5-4 calendar. The Company's fiscal quarters end on the last Friday in December, March and June. Any information contained in the following slides that has been previously publicly presented by Atkore speaks as of the date that it was originally presented, as indicated. Atkore is not updating or affirming any of such information as of today’s date. The provision of this information shall not imply that the information has not changed since it was originally presented. 2

Second Quarter 2020 Earnings Presentation As presented on May 5, 2020

Q2 2020 Financial Highlights and Business Update ▪ Delivered Net Income of $39.2M; up 32.6% versus prior year ▪ Increased Adjusted EBITDA(1) by 12.9%, or $9.9M in year over year improvement Q2 2020 Financial ▪ Grew Adjusted EPS(1) by 19.3% up to $0.99 Highlights ▪ Completed $15.0M in stock repurchases during the quarter ▪ Cash balance of $137.2M as of March 27th; up $85.7M versus prior year ▪ Won the prestigious National Association of Electrical Distributor’s (NAED) Industry Award of Merit ▪ Completed transition of our Wales facility into our West Bromwich site in England ▪ Tremendous coordination and disaster recovery response to a severe flood that Business shut down our recently acquired Pendleton, Oregon facility Update ▪ Enterprise wide response plan activated regarding COVID-19 situation; aggressive cost control measures implemented ▪ Given changes in market conditions and economic uncertainty, we expect our FY 2020 Net Sales, Adjusted EBITDA and Adjusted EPS to be down 10 – 15% relative to FY 2019 (1) See non-GAAP reconciliation in appendix 4

Example Actions & Updates Related to COVID-19 Employee Health & Safety Business & Operations Management ▪ Stopped all non-essential business travel ▪ Established an Executive Committee task force to manage ▪ Required executive level approval for all visitors to all aspects of the company’s response to the situation Atkore facilities ▪ Deemed an “essential business” in all regions in which we ▪ Implemented social distancing practices and physically operate; therefore we had the responsibility to serve our marking six-foot spacing where applicable customers of which some were ordering products to support new or emergency healthcare facilities ▪ Staggered work-shifts, breaks and meal-times to ensure proper social distancing in shared spaces such as ▪ Eliminated or minimized discretionary expenses employee cafeterias and break rooms ▪ Reduced planned spending for capital projects ▪ Increased personal protective equipment measures for ▪ Reduced purchases for all major input cost categories employees ▪ Temporarily reduced executive officer salaries (CEO 25%, ▪ Provided additional cleaning supplies, hand sanitizer other executive officers 10%) along with Board of Director and reminders for personal hygiene in our facilities fees by 25% ▪ Instituted telecommuting and work from home options ▪ Reduced work weeks, and enacted interim plant furloughs for non-manufacturing personnel in order to match operating levels to changes in demand ▪ Established “No-Contact” interactions for in-bound & ▪ Deferred all merit based salary increases out-bound logistics ▪ Reduced the size of the salaried workforce by completing a ▪ Following recommended guidelines for temperature restructuring that occurred in Q2 taking prior to building entry for all employees ▪ Continue to evaluate opportunities for fixed cost reductions 5

Q2 Income Statement Summary Y/Y Y/Y % Q2 2020 Q2 2019 Change Change ($’s in millions) Net Sales $455.7 $469.3 ($13.7) (2.9%) Operating Income $61.2 $52.5 $8.6 16.4% Net Income $39.2 $29.6 $9.6 32.6% Adjusted EBITDA(1) $87.0 $77.1 $9.9 12.9% Adjusted EBITDA Margin(2) 19.1% 16.4% +270 bps - Net Income per Share (Diluted) $0.80 $0.61 $0.19 31.1% Adjusted Net Income per Share(1) (Diluted) $0.99 $0.83 $0.16 19.3% Strong execution built on the foundation of the Atkore Business System (1) See non-GAAP reconciliation in appendix (2) Adjusted EBITDA Margin is Adjusted EBITDA as a percentage of Net sales 6

Consolidated Atkore Q2 2020 Bridges Q2 Net Sales Bridge Net Sales Growth Volume/Mix (0.8%) $469M $11 $456M $4 Price (4.0%) $1 $19 Acquisitions/Divestitures +2.3% FX/Other (0.4%) Total (2.9%) 2019 Volume/Mix Price M&A FX/Other 2020 Q2 Adjusted EBITDA Bridge Highlights $3 $87M $10 $1 ▪ Drove $9.9M of earnings improvement with solid $1 $77M execution across multiple areas $3 ▪ Anticipated sales and earnings growth from recent acquisitions was partially limited in Q2 due to the Pendleton shut down in February 2019 Volume/Mix Price M&A Productivity/ FX/Other 2020 vs. Cost Investment/ Inflation 7

Electrical Raceway Q2 Highlights ▪ Adjusted EBITDA increased $11.6M, and Q2 Q2 Y/Y adjusted EBITDA margins increased 2020 2019 Change 410 bps to 23.2% ($’s in millions) Net Sales $339.7 $353.5 (3.9%) ▪ Volume declines in armored cable and International projects Adjusted EBITDA $79.0 $67.4 17.2% ▪ Completed consolidation of our Wales Adjusted EBITDA 23.2% 19.1% +410 bps facility and expect annualized savings of Margin ~$0.8M ▪ Pendleton facility stopped operations in Q2 Net Sales Bridge February due to regional flooding caused by $354M heavy storms and snowmelt $11 $340M $14 $2 $9 2019 Volume/Mix Price M&A FX/Other 2020 8

Mechanical Products & Solutions Q2 Highlights ▪ Strong volume growth of 8.5% led by Q2 Q2 Y/Y continued large renewable energy projects 2020 2019 Change and solid execution across the portfolio ($’s in millions) Net Sales $116.6 $116.2 0.4% ▪ Adjusted EBITDA margins in Q2 were 13.8% and in-line with business Adjusted EBITDA $16.1 $17.4 (7.3%) expectations for product mix and end-use Adjusted EBITDA 13.8% 15.0% (120 bps) demand Margin ▪ Several higher margin security projects occurred in FY2019 which impacted year Q2 Net Sales Bridge over year margin percentage comparison $10 ▪ Diverse customer mix provides resiliency $116M $0 $0 $117M across market conditions $9 2019 Volume/Mix Price M&A FX/Other 2020 9

Key Metrics & Liquidity Review Metrics Liquidity Review ($’s in millions) 3/27/2020 Cash and cash equivalents $137.2 ▪ Senior secured term loan of $845.7M (net of deferred financing costs) due in December 2023 Total Debt $845.7 o No scheduled principal payments prior to maturity Net Debt $708.5 ▪ Asset Based Loan (ABL) capacity of $298.2M as th YTD Net cash from operating activities $49.3 of March 27 o Facility expires in December 2021 YTD Capital expenditures $17.1 o No financial covenants other than a “Springing Covenant” which has a 1:1 “Fixed Charge (1) YTD Free cash flow $32.1 Coverage Ratio” that is only applicable when the available amount is less than $22M or 10% of the TTM Adjusted EBITDA(2) $342.0 borrowing base YTD Stock repurchases $15.0 o Fixed Charge Coverage Ratio based on a comparison of trailing twelve month Adjusted Leverage Ratio(1) EBITDA less committed capital expenditures to the Total debt / TTM Adjusted EBITDA(2) 2.5 sum of interest and tax payments over the same period; ratio as of March 27th was greater than 3.7x Net debt / TTM Adjusted EBITDA(2) 2.1 (1) Free Cash Flow defined as Net cash from operating activities less capital expenditures. (2) Leverage ratio and TTM Adjusted EBITDA reconciliations can be found either in the appendix, or in Exhibit 99.1 to form 8-K filed on May 5, 2020. 10

Cash and Leverage Ratio Trends +$85.7M vs. Prior Year 164.1 Cash Review 137.2 123.4 ▪ Annually, Q2 cash balance is Cash & Cash 100.7 impacted by dual interest payments and dual tax Equivalents, 75.9 payments that occur during 51.5 $M the period ▪ Other annual items occur during Q2 from a cash outflow such as payment of customer annual rebate incentive programs 2.9 Reduced by 0.7x 2.8 ▪ Seasonal nature of end- markets does have an impact Leverage 2.6 to cash flow during the year as Ratio(1): our business activity generally Net Debt to increases during the spring TTM Adj. 2.2 and summer construction EBITDA 2.1 2.1 seasons Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 (1) Leverage ratio and TTM Adjusted EBITDA reconciliations for all periods above can be found either in the appendix, or in Exhibit 99.1 to form 8-K filed on May 5, 2020, February 4, 2020, November 22, 2019, August 8, 2019, May 7, 2019, or February 6, 2019. 11

Value Chain & Operating Structure

Value Chain Review

	IN BOUND SUPPLY CHAIN	ATKORE MANUFACTURING	ATKORE DISTRIBUTION NETWORK	CUSTOMER OR CHANNEL DISTRIBUTION	END-USER
OVERVIEW & KEY ITEMS	▪ Key input categories are steel, copper, PVC resin and aluminum ▪ Multiple suppliers for key categories ▪ Primarily source in region	▪ 37 manufacturing sites ▪ Geographically aligned supply to end-use demand	▪ 28 Atkore operated distribution sites ▪ Over 40 stocking locations managed by 3rd party sales agents	▪ Atkore products are a "must-stock" item for many of the over 13,000 electrical distributor locations in the U.S. ▪ MP&S related products sold through both distribution and direct	▪ Electrical, industrial or mechanical contractors install Atkore products in both new and repair & remodel construction environments ▪ Original Equipment Manufacturers
OPPORTUNITIES	+ Considered "essential businesses" + Close geographic proximity to multiple suppliers	+ Considered "essential businesses" + Capability to transfer production between facilities + Evaluate global footprint based on demand fluctuations	+ Opportunity to bundle & co-load multiple products into one shipment provides significant value proposition to customers + Ability to transfer inventory between Atkore and 3rd party agent locations + Potential for same day shipping & delivery in emergency situations	+ Opportunity to bundle & co-load multiple products into one shipment provides significant value proposition to end-users + Leverage breadth of Atkore's product portfolio to build strategic partnerships and purchasing agreements across multiple categories	+ Considered "essential businesses" in many regions + Low-interest rate environment encourages investment + Benefits from potential future infrastructure and stimulus funding
RISKS	- Supply side reductions could limit material availability, but most products are multi-sourced	- Forced shutdowns due to medical, environmental or government regulation	- Forced shutdowns due to medical, environmental or government regulation	- Cash and liquidity management for customer and channel partners - Distributor destocking for products	- Labor shortages due to COVID-19 - Potential job-site shutdowns and forced closures atkore INTERNATIONAL

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Financial Outlook Summary

Primary Operating Assumption

- Net Sales decline of ~30% in Q3 and ~15% in Q4 compared to prior year

Outlook Items for Consolidated Atkore	1H FY2020 Actual Results	FY2020 Outlook	Changes to Prior FY2020 Outlook Favorable / (Unfavorable)	Note / Comment
Net Sales	$903.1M	Down 10% – 15% vs. FY2019	N/A	Anticipating Net Sales, Adjusted EBITDA and Adjusted EPS to each be down 10 – 15% vs. prior year; however, estimate may vary due to changes in assumptions or market conditions
Adjusted EBITDA*	$164.7M		N/A	
Adjusted EPS*	$1.93		N/A	
Interest Expense	$21.1M	$40 – $45M	$3 / $2M	Outlook based on amounts related to term loan
Tax Rate	21.6%	~24%	~100 bps	
Capital Expenditures	$17.1M	$20 – $25M	$20M	Down from prior estimate of $40 – $45M
Diluted Shares Outstanding**	48.2	~48	–	Includes reduction from Q2 stock repurchases

Key Comments & Considerations

- Expecting decremental adjusted EBITDA on Net Sales to be ~30% in the second half of the year
- Anticipating positive generation of free cash flow in Q3 with working capital reductions
- Capital deployment priority for the second half of FY2020 will be cash management and limited capital expenditures atkore INTERNATIONAL

* Reconciliation of the forward-looking full-year 2020 outlook for Adjusted EBITDA and Adjusted EPS is not being provided as the Company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliation.
** Represents weighted-average shares outstanding in millions used in calculation of Adjusted EPS outlook.

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Thank you for your efforts during this difficult time Members of the Construction Community Atkore Employees & Sales Agents • Electrical distribution employees; • Multiple emergency and rush production shipments NAED #electricalhero for metal framing and electrical products in order to • Electricians support the construction of medical facilities in the • General contractors & laborers United States and around the world Examples of Atkore Supporting the Fight Against COVID-19 Rush delivery of multiple products to Next day shipment of PVC conduit Same day delivery of multiple products convert Illinois convention center for pop-up health facility in to convert London convention center into a temporary hospital Westbury, New York into a temporary hospital 14

Company Overview

Electrical industry leader with strong financial performance

- #1 or #2 market positions in most of our product categories
- Offer must-stock products to distribution and OEM customers via single integrated platform
- Established reputation as an industry leader in quality, availability, delivery, value and innovation
- Organized into two complementary segments: Electrical Raceway and Mechanical Products & Solutions (“MP&S”)
- U.S.-centric player with large addressable market and close adjacent opportunities

Net sales breakdown



By reportable segment
Mechanical Products & Solutions 25%
Electrical Raceway 75%
By end market
U.S. Construction - New 53%
U.S. Construction - R&R 15%
OEM 14%
Int'l 12%
Other 6%

FY 2019 net sales: $1.9B

Financial performance (Adjusted EBITDA)



($M)
+18% CAGR
164
235
228
272
324
342
FY2015
FY2016
FY2017
FY2018
FY2019
TTM Mar 2020

Addressable market opportunity



Electrical Raceway
~$85 Billion
U.S. electrical products market
$14 Billion
Electrical raceway market
$1.4B
Mechanical Products & Solutions
~$4 Billion
U.S. mechanical products & solutions market
$0.5B

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Performance driven by the Atkore Business System Strategy Fundamental: ■ Market Insights ■ Portfolio Management ■ Innovation/New Product Development ■ Value Propositions ■ Strategic Pricing ■ Active Account and Channel Management People Fundamental: Processes Fundamental: ■ Engagement and Alignment ■ Continuous Improvement ■ Communication Methodologies ■ Talent Acquisition ■ Visual Workplace and Lean Daily Management ■ Performance Management ■ Built in Quality ■ Leadership Development ■ Information and Material Flow ■ Aligned Compensation ■ Equipment Availability and ■ Recognition Reliability ■ Commercial Processes 17

We manufacture products that are all around you every day Wire Basket Cable Tray Armored Cable Cable Electrical Raceway Tray and Fittings: Conduit & Ladder Cable Electrical Metal Electrical Prefabrication Conduit Metal Specialty Electrical Framing & Conduit: Stainless Fittings Steel, PVC-Coated & Aluminum Flexible Electrical Conduit PVC Trunking and Liquidtight Conduit PVC Electrical Industrial Flexible Conduit & Fittings Electrical Conduit 18

Broad and growing portfolio provides value to customers Value proposition Blue chip customer base Global Electrical Distributors Independent Electrical Distributors ■ Brands and reputation Industrial Distributors ■ Product breadth & Big Box Retail ■ Bundling, co-loading and value-add advantages ■ Quality, availability, delivery and service 19

Brand reputations built over decades of service to customers Key brands # of Years in Use Market Categories & Brand Detail Pre-wired armored and metal clad cables, flexible wiring systems, >90 years flexible metal, non-metallic, and flexible metallic liquid tight conduits and fittings. Electrical metallic tubing, PVC rigid conduit, mechanical tube as well 60 years as a broad portfolio of other supporting products and accessories. PVC conduit, fittings, elbows, special radius sweeps and plumbing >25 years products. Premier brand of barbed tape for the protection of critical infrastructure 40 years such as correctional facilities, commercial facilities, and military applications. Original metal framing system featuring a unique weldless connection. Unistrut has evolved to include a comprehensive engineered building >90 years and support system featuring a robust line of channels, fittings, fasteners, and accessories. 20

Strong brands and leading market positions anchor portfolio

Leading market positions in each of our major lines of business

Segment	Product		Rank	Brand		Market share[1]
Electrical Raceway	Steel Conduit		#2	allied TUBE & CONDUIT		~35%
Electrical Raceway	PVC Conduit		#1	HeritagePlastics		~35%
Electrical Raceway	Armored Cable		#2	AFC CABLE SYSTEMS		~33%
Mechanical Products & Solutions	In-line Galvanized Mechanical Tube		#1	allied TUBE & CONDUIT		~80%
Mechanical Products & Solutions	Metal Framing and Related Fittings		#2	UNISTRUT, POWER-STRUT		~20%

[1] Management estimates based on market data and industry knowledge. Market share is based on U.S. Adjusted net sales relative to the estimated U.S. addressable market size.

atkore INTERNATIONAL

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Driving growth through innovation and portfolio expansion

Product innovation and organic growth examples

Super Kwik-Couple (SKC) Raintight Conduit

Product of the Year Category Winner: Conduit, Raceways & Wireways



- Industry's Best All-in-One conduit solution
- Fastest installation times
- Eliminates the need for field threading
- Coupling design allows for easy installation in compact areas

BriteRail

Product of the Year Category Winner: Fasteners, Hangers & Accessories



- Innovative design in conduit support systems for sanitary and wash-down environments
- Custom dome-shape design eliminates any flat surface where debris or bacteria can form and water to pool

Barbed Tape & Other Security Solutions

Broad Product Portfolio for the Protection of Critical Infrastructure



- Industry leading brands and products
- Global distribution capabilities
- New patent pending products provide enhanced protection against unauthorized access

Other Examples

- Commercialized over 30 new products in the past two years
- Drove high single digit revenue growth in focused product categories in FY19
- Expanding digital offerings and tools for our products such as BIM Models (Building Information Modelling) which help design professionals during the planning process atkore INTERNATIONAL

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M&A strategy supporting and enhancing organic growth Portfolio changes – 2012 to 2019 Added over $400 million in profitable proforma revenue + Built PVC business – acquired Heritage Plastics, Ridgeline Pipe Manufacturing and American Pipe & Plastics + Enhanced size and scale in PVC and Metal Conduit – acquired Mergers & Calpipe and Rocky Mountain Colby Pipe Acquisitions + Increased product offering and footprint in cable management – acquired Marco, Vergokan, and U.S. Tray + Expanded conduit and fittings portfolio – acquired SCI and Flexicon Exited over $400 million in breakeven proforma revenue ‒ Ceased operations for fence and sprinkler businesses Divestitures ‒ Sold Flexhead and high strength steel facility in Pennsylvania ‒ Closed manufacturing locations in Brazil and France 23

Disciplined capital approach drives value for stockholders

Long-term capital deployment approach

Manage Leverage	Reinvest in the Business	Mergers & Acquisitions	Return Cash to Stockholders
▪ Target ~2x times for Net Debt to TTM Adjusted EBITDA	▪ Maintain and grow the business with smart investments	▪ Structured approach; focused on bolt-on targets	▪ $35M in stock buyback authorization remaining as of March 27, 2020

Select uses of cash – FY2017 to Q2 FY2020

- Generated $526M in cash flow from operating activities during the period
- Issued $925M in long-term debt
- Balanced $1.58B in spending across debt repayment, capital projects, bolt-on acquisitions and stock buybacks



Long-Term Debt Repaid
Capex
M&A
Stock Repurchases
$716M
$116M
$285M
$465M
$1.58B

atkore INTERNATIONAL

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Appendix

Segment Information Three months ended March 27, 2020 March 29, 2019 Adjusted Adjusted Adjusted EBITDA Adjusted EBITDA (in thousands) Net sales EBITDA Margin Net sales EBITDA Margin Electrical Raceway $ 339,705 $ 78,954 23.2% $ 353,514 $ 67,375 19.1 % Mechanical Products & Solutions 116,649 16,144 13.8% 116,190 17,421 15.0 % Eliminations (700) (395) Consolidated operations $ 455,654 $ 469,309 26

Adjusted Earnings Per Share Reconciliation Consolidated Atkore International Group Inc. Three months ended March 27, March 29, (in thousands, except per share data) 2020 2019 Net income $ 39,193 $ 29,555 Stock-based compensation 4,523 1,834 Intangible asset amortization 8,071 8,196 Other (a) (1,503) 2,636 Pre-tax adjustments to net income 11,091 12,666 Tax effect (2,773) (3,103) Adjusted net income $ 47,511 $ 39,118 Weighted-Average Diluted Common Shares Outstanding 48,095 47,369 Net income per diluted share $ 0.80 $ 0.61 Adjusted net income per diluted share $ 0.99 $ 0.83 (a) Represents other items, such as inventory reserves and adjustments, realized or unrealized gain (loss) on foreign currency transactions, loss on disposal of property, plant and equipment, insurance recovery related to damages of property, plant and equipment and release of certain indemnified uncertain tax positions. 27

Net Income to Adjusted EBITDA Reconciliation

Consolidated Atkore International Group Inc.

(in thousands)	Three Months Ended March 27, 2020	Three Months Ended March 29, 2019	Fiscal Year Ended September 30, 2019	Fiscal Year Ended September 30, 2018	Fiscal Year Ended September 30, 2017	Fiscal Year Ended September 30, 2016	Fiscal Year Ended September 30, 2015
Net income	$ 39,193	$ 29,555	$ 139,051	$ 136,645	$ 84,639	$ 58,796	$ (4,955)
Income tax expense (benefit)	13,100	10,253	45,618	29,707	41,486	27,985	(2,916)
Depreciation and amortization	18,478	18,280	72,347	66,890	54,727	55,017	59,465
Interest expense, net	10,564	13,328	50,473	40,694	26,598	41,798	44,809
Loss (gain) on extinguishment of debt	—	—	—	—	9,805	(1,661)	—
Restructuring & impairments	2,645	1,085	3,804	1,849	1,256	4,096	32,703
Net periodic pension benefit cost	—	—	—	—	—	441	578
Stock-based compensation	4,523	1,834	11,798	14,664	12,788	21,127	13,523
Gain on purchase of a business	—	—	(7,384)	—	—	—	—
Gain on sale of a business	—	—	—	(27,575)	—	—	—
Gain on sale of a joint venture	—	—	—	—	(5,774)	—	—
ABF product liability impact	—	—	—	—	—	850	(216)
Consulting fees	—	—	—	—	—	15,425	3,500
Certain legal matters	—	—	—	(4,833)	7,551	1,382	—
Transaction costs	6	123	1,200	9,314	4,779	7,832	6,039
Impact of Fence and Sprinkler exit	—	—	—	—	—	811	(2,885)
Other (a)	(1,503)	2,636	7,501	4,194	(10,247)	1,103	14,305
Adjusted EBITDA	$ 87,006	$ 77,094	$ 324,408	$ 271,549	$ 227,608	$ 235,002	$ 163,950

(a) Represents other items, such as inventory reserves and adjustments, realized or unrealized gain (loss) on foreign currency transactions, loss on disposal of property, plant and equipment, insurance recovery related to damages of property, plant and equipment and release of certain indemnified uncertain tax positions.

atkore INTERNATIONAL

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Trailing Twelve Month Adjusted EBITDA Reconciliation Consolidated Atkore International Group Inc. TTM Three months ended March 27, March 27, December September June 28, (in thousands) 2020 2020 27, 2019 30, 2019 2019 Net income $ 156,530 $ 39,193 $ 34,790 $ 45,997 $ 36,550 Interest expense, net 46,169 10,564 10,620 $ 12,196 12,789 Income tax expense 47,651 13,100 7,340 $ 16,105 11,106 Depreciation and amortization 73,254 18,478 18,730 $ 18,286 17,760 Restructuring charges 4,197 2,645 220 $ 623 709 Stock-based compensation 14,628 4,523 3,123 $ 2,862 4,120 Transaction costs 970 6 51 $ 837 76 Gain on purchase of a business (7,384) — — $ (7,384) — Other(a) 5,992 (1,503) 2,836 $ (712) 5,371 Adjusted EBITDA $ 342,007 $ 87,006 $ 77,710 $ 88,810 $ 88,481 (a) Represents other items, such as inventory reserves and adjustments, realized or unrealized gain (loss) on foreign currency transactions, loss on disposal of property, plant and equipment, insurance recovery related to damages of property, plant and equipment and release of certain indemnified uncertain tax positions. 29

Net Debt to Total Debt and Leverage Ratio

Consolidated Atkore International Group Inc.

($ in thousands)	March 27, 2020	December 27, 2019	September 30, 2019	June 28, 2019	March 29, 2019	December 28, 2018
Short-term debt and current maturities of long-term debt	$ —	$ —	$ —	$ —	$ —	$ 26,561
Long-term debt	845,694	845,243	845,317	884,503	884,095	878,094
Total debt	845,694	845,243	845,317	884,503	884,095	904,655
Less cash and cash equivalents	137,202	164,135	$ 123,415	100,734	51,498	75,919
Net debt	$ 708,492	$ 681,108	$ 721,902	$ 783,769	$ 832,597	$ 828,736
TTM Adjusted EBITDA (a)	$ 342,007	$ 332,095	$ 324,408	$ 306,656	$ 294,839	$ 283,086
Total debt/TTM Adjusted EBITDA	2.5 x	2.5 x	2.6 x	2.9 x	3.0 x	3.2 x
Net debt/TTM Adjusted EBITDA	2.1 x	2.1 x	2.2 x	2.6 x	2.8 x	2.9 x

(a) TTM Adjusted EBITDA is equal to the sum of Adjusted EBITDA for the trailing four quarter period. The reconciliation of Adjusted EBITDA for the quarter ended December 27, 2019 can be found in Exhibit 99.1 to form 8-K filed February 4, 2020 and is incorporated by reference herein. The reconciliation of Adjusted EBITDA for the quarter ended June 28, 2019 can be found in Exhibit 99.1 to form 8-K filed August 7, 2019 and is incorporated by reference herein. The reconciliation of Adjusted EBITDA for the quarter ended March 29, 2019 can be found in Exhibit 99.1 to form 8-K filed May 7, 2019 and is incorporated by reference herein. The reconciliation of Adjusted EBITDA for the quarter ended December 28, 2018 can be found in Exhibit 99.1 to form 8-K filed February 6, 2019 and is incorporated by reference herein. The reconciliation of Adjusted EBITDA for the year ended September 30, 2019 can be found in Exhibit 99.1 to form 8-K filed November 22, 2019 and is incorporated by reference herein.

atkore INTERNATIONAL

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Free Cash Flow Reconciliation Consolidated Atkore International Group Inc. Six months ended (in thousands) March 27, 2020 March 29, 2019 Net cash provided by operating activities $ 49,284 $ 42,789 Capital Expenditures (17,139) (14,712) Free Cash Flow $ 32,145 $ 28,077 31